UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2012

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Poydras Street, Suite 1900 New Orleans, Louisiana	70130
(Address of principal executive offices)	(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

(b) On April 18, 2012, Tidewater Inc. (the “Company”) announced that Dean E. Taylor, the Company’s President, Chief Executive Officer and Chairman of the Board, will retire as President and Chief Executive Officer of the Company on May 31, 2012 (the “Retirement Date”). Following the Retirement Date, Mr. Taylor will continue to serve as the Company’s Non-Executive Chairman of the Board. See below for information regarding the Retirement and Non-Executive Chairman Agreement entered into by Mr. Taylor and the Company on April 17, 2012.

(c) On April 18, 2012, the Company also announced that Jeffrey M. Platt, the Company’s current Executive Vice President and Chief Operating Officer, will succeed Mr. Taylor as the Company’s President and Chief Executive Officer, effective June 1, 2012 (the “Transition Date”); and that Jeffrey A. Gorski, a Senior Vice President of the Company, will succeed Mr. Platt as the Company’s Executive Vice President and Chief Operating Officer, effective as of the Transition Date.

A copy of the Company’s press release announcing Mr. Taylor’s pending retirement effective May 31, 2012, and the appointments of Mr. Platt as President and Chief Executive Officer and Mr. Gorski as Executive Vice President and Chief Operating Officer, both effective June 1, 2012, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Appointment of Mr. Platt as President and Chief Executive Officer

On the Transition Date, Mr. Platt, age 54, will become the President and Chief Executive Officer of the Company. Mr. Platt joined the Company in 1996 as General Manager of its Brazilian operations. In 2001, he assumed responsibility for all of the Company’s joint ventures and business in Mexico. In November 2001, Mr. Platt was promoted to the position of corporate Vice President with responsibility for all of the Company’s business activities in South America, Mexico and the Caribbean. In March 2004, he was promoted to Senior Vice President. In this role, he was responsible for the Americas and operations activities in the Middle East and India. Mr. Platt has served as the Company’s Executive Vice President since July 2006 and Chief Operating Officer since March 2010.

On April 16, 2012, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) approved the following elements of compensation for Mr. Platt, to be effective on the Transition Date: (1) an increase in base salary from $463,500 to $575,000; (2) an increase in his annual incentive plan (“AIP”) target for fiscal year 2013 from 95% of base salary to 110% of base salary; and (3) equity awards equivalent to $1,000,000 in value, to be delivered two-thirds in time-based restricted stock units and one-third in performance-based restricted stock units based on the closing price of the Company’s common stock on May 31, 2012. These equity awards are in addition to the previously disclosed annual equity grants made in March 2012 (which were 19,098 time-vested restricted stock units and 9,547 performance-based restricted stock units). The time-based restricted stock units will vest, based on continued service, one-third per year on the first three anniversaries of the date of grant. The performance-based restricted stock units will vest following fiscal year 2015, subject to the same terms and conditions as the performance-based restricted stock units granted to Mr. Platt in March 2012.

Appointment of Mr. Gorski as Executive Vice President and Chief Operating Officer

On the Transition Date, Mr. Gorski, age 51, will become Executive Vice President and Chief Operating Officer of the Company. Mr. Gorski joined the Company in January 2012 as a Senior Vice President responsible for the Company’s operations in the United States and its engineering and technical services group. Prior to joining the Company, Mr. Gorski was employed for 28 years by Schlumberger Limited, where he held various positions including, most recently, Vice President of Global Accounts, where he was responsible for managing Schlumberger’s North American-based Global Account teams.

On April 16, 2012, the Compensation Committee approved the following elements of compensation for Mr. Gorski, to be effective on the Transition Date: (1) an increase in base salary from $285,500 to $350,000; (2) an increase in AIP target for fiscal year 2013 from 80% of base salary to 95% of base salary; and (3) equity awards equivalent to $525,000 in value, to be delivered two-thirds in time-based restricted stock units and one-third in performance-based restricted stock units based on the closing price of the Company’s common stock on May 31, 2012. These equity awards are in addition to the annual equity grants made in March 2012 (which were 6,952 time-vested restricted stock units and 3,476 performance-based restricted stock units). The terms of these awards are the same as described above for Mr. Platt.

(e) On April 17, 2012, the Company and Mr. Taylor entered into a Retirement and Non-Executive Chairman Agreement (the “Agreement”). Under the Agreement, Mr. Taylor will serve as the Non-Executive Chairman of the Board of Directors of the Company from the Retirement Date until December 31, 2013 (the “Term”), subject to Mr. Taylor’s continued service as a member of the Board. Following the termination of the Agreement, Mr. Taylor may continue to serve as the Non-Executive Chairman at the discretion of the Board of Directors.

Prior to the Retirement Date, Mr. Taylor will continue to receive the same benefits and compensation he is currently receiving as President and Chief Executive Officer of the Company. He will also remain eligible to receive a pro-rata AIP award for the 2013 fiscal year based on his service as an executive through May 2012, which award will be paid out at such time as annual cash bonuses are paid to other executives in accordance with the terms and conditions of the AIP.

During the Term, Mr. Taylor will be entitled to receive the compensation payable to the Company’s non-employee directors, which compensation shall be prorated during the first fiscal year from the Retirement Date. In addition, Mr. Taylor will receive an additional Non-Executive Chairman annual retainer of $150,000, which retainer shall be prorated for partial-year service.

Mr. Taylor will continue to vest in his outstanding unvested stock options, shares of time-based restricted stock, and time-based restricted stock units (the “Time-Vested Equity”) during the Term. On December 31, 2013, or earlier upon Mr. Taylor’s termination of service due to death, disability or involuntary termination of his service as Non-Executive Chairman prior to such date, all unvested Time-Vested Equity held by Mr. Taylor will vest. In addition, Mr. Taylor will retain any outstanding shares of performance-based restricted stock or restricted stock units, and will remain eligible to receive payout of such awards after the end of the applicable performance period provided that: (i) the applicable performance goals are achieved; (ii) Mr. Taylor serves as Non-Executive Chairman continuously through December 31, 2013 (except as otherwise provided in the case of earlier termination due to death or disability, or involuntary termination by the Company); and (iii) Mr. Taylor complies with certain restrictive covenants contained in the Agreement. In addition, the Company will pay Mr. Taylor’s retiree medical insurance or COBRA premiums, as applicable, during the Term and will provide certain additional benefits, including office and secretarial support.

The Agreement restricts Mr. Taylor’s ability to compete with the Company or solicit the Company’s employees or consultants for employment or otherwise to disrupt their relationship with the Company through May 31, 2015.

This brief summary of the Agreement is qualified in its entirety by the terms of the Agreement, a copy of which is filed as Exhibit 10.1 to this report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Retirement and Non-Executive Chairman Agreement between Tidewater Inc. and Dean E. Taylor dated April 17, 2012.

99.1	Press Release dated April 18, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

April 20, 2012	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom
Executive Vice President, General Counsel and Secretary

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